UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    August 1, 2012

COUPON EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-20317	33-0912085
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

303 Fifth Avenue, Suite 210, New York, New York		10016
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code    (914) 371-2441

PSI CORPORATION

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Coupon Express, Inc. (the “Company”) has entered into conversion agreements (the “Conversion Agreements”) with thirteen (13) holders of its 14% Convertible Subordinated Notes due June 23, 2011 in the aggregate principal amount of $646,000 (the “Subordinated Notes”).  As provided in the Conversion Agreements, the Subordinated Notes were converted on August 7, 2012 into 7,177,777 shares of the Company’s Common Stock.  In accordance with the terms of each Conversion Agreement, the outstanding principal amount of each Subordinated Note was converted into shares of Common Stock as determined by dividing the outstanding principal amount by a conversion price of $0.09, which was a reduction in the original conversion price of $0.10.  Interest on each Subordinated Note was paid through the date of the conversion agreement and was paid in shares of Common Stock as determined by dividing the amount of interest due and owing to each noteholder by $0.10.   In addition, the Conversion Agreements provided for the reduction in the exercise prices of the warrants to purchase the Company’s Common Stock from $0.15 to $0.10 and the extension of the expiration dates of such warrants for a period of one (1) year.  Finally, pursuant to the Conversion Agreements, the holders of the Subordinated Notes waived their rights to anti-dilution adjustments under the Subordinated Notes and the warrants.

As a result of this conversion, all of the Company’s outstanding Cumulative Convertible Senior Notes (the “Senior Notes”), in the aggregate principal amount of $2,760,500, converted automatically into shares of the Company’s Series A Preferred Stock (the “Preferred Stock”).  The Senior Notes converted at a rate of one share of Preferred Stock for each $25,000 of Senior Notes.  Following the conversion of the Senior Notes, the Company has 110.42 shares of Preferred Stock issued and outstanding.

The shares of Preferred Stock bear a cumulative dividend of 7% per annum.  Upon liquidation, and upon an acquisition of the Company, the holders of Preferred Stock are entitled to a liquidation preference equal to the greater of (i) the amount invested plus all accrued and unpaid dividends, and (ii) the amount the holders of Preferred Stock, would receive had they converted the Preferred Stock to Common Stock immediately prior to such event.  Each share of Preferred Stock is convertible into 1,250,000 shares of the Company’s Common Stock, subject to certain adjustments.  The holders of a majority of the Preferred Stock are entitled to elect one director to the Board of Directors.  Further, such holders also have the right, under the Investor Rights Agreement, to consent to a second independent board member, and the Company has agreed that the board otherwise shall be comprised of five members.

Without the consent of the holders of a majority of the Preferred Stock, voting as a separate class, the Company shall not:

1.

amend the Articles of Incorporation, by-laws, the Certificate of Designation or any other certificate of designation or file any new certificate of designation;

2.

issue any Common Stock, Preferred Stock, Common Stock Equivalents or other securities or amend the terms thereof;

3.

redeem any outstanding Common Stock, Preferred Stock, Common Stock Equivalents or other securities;

4.

incur or repay indebtedness for borrowed money;

5.

acquire or dispose of material assets;

6.

enter into any Acquisition (as defined in the Articles), merger, consolidation, reorganization or similar transaction;

7.

create subsidiaries or other affiliates;

8.

dissolve, liquidate or wind up or file any petition under insolvency or bankruptcy laws;

9.

enter into any contract or arrangement with any present or former director, executive officer, shareholder, partner, member, employee or affiliate of the Company or any of its subsidiaries, or any of such Person’s affiliates or immediate family members;

10.

change senior management of the Company;

11.

declare or pay dividends or declare or make other distributions other than the Base Dividends;

12.

adopt or materially deviate from the business plan or budget adopted by the Board of Directors and the holders of a majority of the Preferred Stock, voting as a separate class; or

13.

change or revoke the Operations Committee Charter adopted by the Board of Directors, or in any other way disband, dissolve or impair the authority of the Operations Committee.

This summary is not a complete description of the rights of holders of the Company’s Preferred Stock and is qualified in its entirety by reference to the Certificate of Amendment to Articles of Incorporation—Series A Preferred Stock Rights, Designations and Privileges filed as Exhibit 3.1 which is attached to the Current Report on Form 8-K dated June 6, 2012, and which is incorporated by reference into this Item 3.03.

Item 3.02 Unregistered Sales of Equity Securities

On August 7, 2012, the Company converted its Subordinated Notes into 7,177,777 shares of the Company’s Common Stock, pursuant to agreements with the respective noteholders.  The conversions were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof as the conversions were exchanges with our existing security holders where no commission or other remuneration was paid.

 As a result of the conversion of the Subordinated Notes, all of the Company’s outstanding Senior Notes, in the aggregate principal amount of $2,760,500, have converted automatically into shares of the Company’s Preferred Stock.  The Senior Notes converted at a rate of one share of Preferred Stock for each $25,000 of Senior Notes.  Following the conversion of the Senior Notes, the Company has 110.42 shares of Preferred Stock issued and outstanding.  The conversions were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 3(a)(9) thereof as the conversions were exchanges with our existing security holders where no commission or other remuneration was paid.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 1, 2012, James Tammaro resigned from his positions as a director, chairman of the Compensation Committee of the Company and member of the Operations Committee (non-voting member), effective immediately.   Mr. Tammaro’s resignation was due to personal reasons and not because of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure

On August 8, 2012, the Company issued a press release announcing the Company’s conversion of the Subordinated Notes into Common Stock and the conversion of all of its issued and outstanding Senior Notes into shares of the Company’s Preferred Stock.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.  In accordance with General Instruction B.2 of Form 8-K, Exhibit 99.1 hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.

Description

3.1

Certificate to Amendment to Articles of Incorporation-Series A Preferred Stock Rights, Designation and Privileges (Exhibit 3.1, Current Report on Form 8-K filed on June 6, 2012)

99.1

Press Release dated August 8, 2012

SIGNATURES Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUPON EXPRESS, INC.
Date	August 13, 2012	(Registrant)
/s/ Eric L. Kash (Signature) Eric L. Kash Chief Executive Officer